UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE CANNAISSEUR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1907561
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

650 Ponce De Leon Ave. Suite 300, 2334

Atlanta GA 30308

(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be registered	Name of each exchange on which each class is to be registered
N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (c), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                                         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value, per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share of The Cannaisseur Group, Inc., a Delaware corporation (the “Company”), to be registered hereunder is set forth under the caption “Description of Registrant's Securities” in the Prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-262710) as filed with the Securities and Exchange Commission on February 14, 2022, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibits

1

The Registrant's Registration Statement on Form S-1 (No. 333-262710) (the “Registration Statement”), as filed with the Securities and Exchange Commission on February 14, 2022, and as subsequently amended - incorporated herein by reference.

2	Certificate of Incorporation of the Registrant - incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3	Amended Certificate of Incorporation of the Registrant - incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

4	Bylaws of the Registrant - incorporated herein by reference to Exhibit 3.5 to the Registration Statement.

5	Specimen of Common Stock Certificate - incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Cannaisseur Group, Inc.
Date: June 26, 2024

	By:	/s/ Floretta Gogo
Floretta Gogo
Chief Executive Officer and Director